UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
 OF THE SECURITIES EXCHANGE ACT OF 1934

November 5, 2014
Date of  Report
(Date of earliest event reported)

GREEN ENVIROTECH HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-54395	32-0218005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 S. Sierra Ave., Suite A Oakdale, California 95361
 (Address of principal executive offices and zip code)

                           (209) 848-4384
(Registrant’s telephone number, including area code)

                                    Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Mr. Lou Perches has resigned as chief operating officer and director of the Company. Mr. Perches first communicated to the Company an interest in resigning on October 6, 2014, but subsequently agreed to perform at least one future action of a board member and was considering the nature of any resignation.  The Company believes that no legally effective resignation was received until November 5, 2014, when the Company received a letter from Mr. Perches' attorney, which is submitted as part of this filing.  The position of Mr. Perches regarding the timing of his resignation is that his resignation is effective as of the end of the day October 11, 2014, as stated in the November 5, 2014, letter from his counsel.  Mr. Perches and his counsel have indicated orally that among many reasons for his resignation are disagreements with the company regarding certain matters relating to operations, policies, or practices of the Company, including the failure of the Company to pay wages to Mr. Perches.  The Company is still in discussions with him regarding his back pay and property rights, the circumstances under which he may or may not have any limited consulting role in the future, and his possible operation of a plant using the Company's technology under a license agreement.  The Company has provided his counsel a copy of this disclosure and provided Mr. Perches the opportunity to furnish the Company as promptly as possible a letter stating whether Mr. Perches agrees with the statements in this disclosure, and if not, the respects in which he does not agree.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(c)           Exhibits

Exhibit 99.1   Correspondence from Mr. Perches’ counsel concerning the circumstances of his resignation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 10, 2014                                                                                                GREEN ENVIROTECH HOLDINGS CORP.
              (Registrant)

                By: /s/Gary DeLaurentiis
               Gary DeLaurentiis
                         Chief Executive Officer